EXIBIT 10.9

ASSIGNMENT, TRANSFER AND NOVATION

by and among

PRIME REINSURANCE COMPANY, INC.,

PECAN RE INC.

and

PRIMERICA LIFE INSURANCE COMPANY

Dated as of March 31, 2016

TABLE OF CONTENTS

ASSIGNMENT, TRANSFER AND NOVATION AGREEMENT

This ASSIGNMENT, TRANSFER AND NOVATION AGREEMENT, dated as of March 31, 2016 (this “Agreement”), is entered into by and among Prime Reinsurance Company, Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (“Prime Re”), Pecan Re Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (“Pecan Re”) and Primerica Life Insurance Company, a stock life insurance company domiciled in the Commonwealth of Massachusetts (together with its successors and permitted assigns, “PLIC”).

W I T N E S S E T H:

WHEREAS, Swiss Re Life & Health America Inc., a life insurance company domiciled under the laws of Missouri (“SRLHA”) has formed and owns all of the issued and outstanding capital stock of Pecan Re;

WHEREAS, Prime Re and SRLHA have entered into a Master Transaction Agreement, dated as of January 25, 2016 (the “Master Transaction Agreement”);

WHEREAS, Prime Re and PLIC have entered into that certain 80% Coinsurance Agreement, dated as of March 31, 2010 (the “Coinsurance Agreement”);

WHEREAS, Prime Re, PLIC and the Trustee have entered into that certain 80% Coinsurance Trust Agreement, dated as of March 29, 2010 (the “Coinsurance Trust Agreement”);

WHEREAS, subject to the terms and conditions set forth herein, Prime Re desires to novate, assign, transfer and convey the Coinsurance Agreement and the Coinsurance Trust Agreement to Pecan Re with the effect that Pecan Re shall succeed to all rights, duties, risks, obligations and liabilities of Prime Re under the Coinsurance Agreement and the Coinsurance Trust Agreement, and Pecan Re desires to accept such novation, assignment, transfer and conveyance;

WHEREAS, PLIC desires to accept and consent to such novation, assignment, transfer and conveyance of the Coinsurance Agreement and the Coinsurance Trust Agreement;

WHEREAS, concurrently with the execution of this Agreement, Prime Re, Pecan Re, PLIC and the Trustee are amending the Coinsurance Trust Agreement pursuant to Amendment No. 2 to the Coinsurance Trust Agreement; and

WHEREAS, immediately following the execution of this Agreement, Pecan Re, PLIC and the Trustee, as applicable, shall amend and restate in its entirety the Coinsurance Agreement and the Coinsurance Trust Agreement.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.01.Definitions.  As used in this Agreement, the following terms have the meanings set forth below.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For this purpose, “control” means the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amended and Restated Coinsurance Agreement” means the Amended and Restated 80% Coinsurance Agreement, dated as of the date hereof, by and between Pecan Re and PLIC.

“Amended and Restated Coinsurance Trust Agreement” means the Amended and Restated 80% Coinsurance Trust Agreement, dated as of the date hereof, by and among Pecan Re, PLIC and the Trustee.

“Amendment No. 2 to the Coinsurance Trust Agreement” means Amendment No. 2 to the 80% Coinsurance Trust Agreement, dated as of the date hereof, by and among Prime Re, Pecan Re, PLIC and the Trustee.

“Ancillary Agreements” has the meaning set forth in the Master Transaction Agreement.

“Code” has the meaning set forth in Section 4.02.

“Coinsurance Agreement” has the meaning set forth in the recitals.

“Coinsurance Trust Agreement” has the meaning set forth in the recitals.

“Collateralized Stop Loss Reinsurance Agreement” has the meaning set forth in the Amended and Restated Coinsurance Agreement.

“Confidential Information” has the meaning set forth in the Amended and Restated Coinsurance Agreement.

“DAC Tax Election” has the meaning set forth in Section 4.02.

“Effective Time” means 12:00:01 a.m., New York City time, on January 1, 2016.

“Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.

“Master Transaction Agreement” has the meaning set forth in the recitals.

“Pecan Re” has the meaning set forth in the preamble of this Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including a Governmental Authority.

“PLIC” has the meaning set forth in the preamble of this Agreement.

“Prime-Funded Reserves Trust Account” has the meaning set forth in the Amended and Restated Coinsurance Trust Agreement.

“Prime Re” has the meaning set forth in the preamble of this Agreement.

“SRLHA” has the meaning set forth in the recitals.

“Transaction Cooperation Agreement” means the Transaction Cooperation Agreement, dated as of January 25, 2016, between the PLIC, Prime Re, SRLHA and Pecan Re.

“Treasury Regulations” means the Treasury Regulations (including temporary regulations) promulgated by the United States Treasury Department with respect to the Code or other United States federal tax statutes.

“Trustee” means The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York.

Article II

Assignment, transfer and Novation of coinsurance agreement

Section 2.01.Assignment and Transfer.  Effective as of the Effective Time, Prime Re hereby irrevocably novates, assigns, transfers and conveys to Pecan Re, and Pecan Re hereby (a) accepts such novation, assignment, transfer and conveyance of all of Prime Re’s rights, title and interest in and to the Coinsurance Agreement and (b) assumes, and shall observe and perform, all of Prime Re’s duties, risks, obligations and liabilities under the Coinsurance Agreement (whether existing now or arising hereafter with respect to periods on, before or after the Effective Time).

Section 2.02.Novation.  Prime Re, Pecan Re and PLIC acknowledge and agree that the assignment and transfer of the Coinsurance Agreement from Prime Re to Pecan Re hereunder constitutes a novation, effective as of the Effective Time, of the Coinsurance Agreement, with the effect that Prime Re shall cease to be a party thereunder and Pecan Re shall be substituted for Prime Re under the Coinsurance Agreement in all respects as if Pecan Re were the original party thereunder.  For greater certainty, any claim with respect to any reinsurance benefit or any other payment due from Prime Re under the Coinsurance Agreement that is unpaid as of the Effective Time shall be due and payable by Pecan Re, regardless of the date the claim was reported or the date of occurrence of the event giving rise to the claim or other payment.

Section 2.03.Consent and Release.  PLIC hereby consents to the novation, assignment, transfer, assumption and conveyance of the Coinsurance Agreement contemplated herein and waives any rights that it may have under the Coinsurance Agreement that arise or are triggered solely as a result of such novation, assignment, transfer, assumption and conveyance.  Prime Re, Pecan Re and PLIC acknowledge and agree that Prime Re is hereby irrevocably released from all duties, risks, obligations and liabilities under the Coinsurance Agreement (whether known or unknown and whether existing now or arising hereafter with respect to periods on, before or after the Effective Time) and shall have no further rights, duties, risks, obligations or liabilities thereunder, it being understood that Pecan Re is assuming all such rights, duties, risks, obligations and liabilities pursuant to this Agreement and is being substituted for Prime Re under the Coinsurance Agreement.  From and after the Effective Time, PLIC shall not look to Prime Re and instead shall look only to Pecan Re with respect to any rights it may have under the Coinsurance Agreement.  Prime Re, Pecan Re and PLIC acknowledge and agree that any failure on the part of Pecan Re to perform under the Coinsurance Agreement shall not result in any liability to Prime Re.  PLIC agrees that, from and after the Effective Time, it shall perform any and all of its respective obligations and duties under the Coinsurance Agreement owing to Prime Re for the benefit of Pecan Re and pay any amounts owing to Prime Re under the Coinsurance Agreement to Pecan Re.

Section 2.04.Continuing Effect of the Coinsurance Agreement.  Notwithstanding the novation, assignment, transfer, assumption and conveyance effected hereunder, the Coinsurance Agreement shall remain in full force and effect and nothing contained herein shall be interpreted in any way to supersede, modify, replace, amend, change, rescind, waive or otherwise affect any provision of the Coinsurance Agreement.

Section 2.05.Confidential Information. For so long as the Collateralized Stop Loss Reinsurance Agreement remains in effect, PLIC irrevocably consents to Pecan Re disclosing Confidential Information to Prime Re and Prime Re agrees to hold such Confidential Information in strict confidence as if Prime Re were a party to the Amended and Restated Coinsurance Agreement.

Article III

assignment, transfer and novation of coinsurance trust agreement

Section 3.01.Assignment and Transfer.  Effective as of the Effective Time, Prime Re hereby irrevocably novates, assigns, transfers and conveys to Pecan Re, and Pecan Re hereby (a) accepts such novation, assignment, transfer and conveyance of all of Prime Re’s rights, title and interest in and to the Coinsurance Trust Agreement and (b) assumes, and shall observe and perform, all of Prime Re’s duties, risks, obligations and liabilities under the

Coinsurance Trust Agreement (whether existing now or arising hereafter with respect to periods on, before or after the Effective Time).

Section 3.02.Novation.  The parties hereto acknowledge and agree that the assignment and transfer of the Coinsurance Trust Agreement from Prime Re to Pecan Re hereunder constitutes a novation, effective as of the Effective Time, of the Coinsurance Trust Agreement, with the effect that Prime Re shall cease to be a party thereunder and Pecan Re shall be substituted for Prime Re under the Coinsurance Trust Agreement in all respects as if Pecan Re were the original party thereunder.

Section 3.03.Consent and Release.  PLIC hereby consents to the novation, assignment, transfer, assumption and conveyance of the Coinsurance Trust Agreement contemplated herein and waives any rights that it may have under the Coinsurance Trust Agreement that arise or are triggered solely as a result of such novation, assignment, transfer, assumption and conveyance.  Prime Re, Pecan Re and PLIC acknowledge and agree that Prime Re is hereby irrevocably released from all duties, risks, obligations and liabilities under the Coinsurance Trust Agreement (whether known or unknown and whether existing now or arising hereafter with respect to periods on, before or after the Effective Time) and shall have no further rights, duties, risks, obligations or liabilities thereunder, it being understood that Pecan Re is assuming all such rights, duties, risks, obligations and liabilities pursuant to this Agreement and is being substituted for Prime Re under the Coinsurance Trust Agreement.  From and after the Effective Time, PLIC shall not look to Prime Re and instead shall look only to Pecan Re with respect to any rights it may have under the Coinsurance Trust Agreement.  Prime Re, Pecan Re and PLIC acknowledge and agree that any failure on the part of Pecan Re to perform under the Coinsurance Trust Agreement shall not result in any liability to Prime Re.  PLIC agrees that, from and after the Effective Time, it shall perform any and all of its respective obligations and duties under the Coinsurance Trust Agreement owing to Prime Re for the benefit of Pecan Re and pay any amounts owing to Prime Re under the Coinsurance Trust Agreement to Pecan Re.

Section 3.04.Continuing Effect of the Coinsurance Trust Agreement.  Notwithstanding the novation, assignment, transfer, assumption and conveyance effected hereunder, the Coinsurance Trust Agreement shall remain in full force and effect and nothing contained herein shall be interpreted in any way to supersede, modify, replace, amend, change, rescind, waive or otherwise affect any provision of the Coinsurance Trust Agreement.

Section 3.05.Designation of Prime Re.  Pecan Re hereby designates Prime Re as its designee (a) under Section 2(f) of the Amended and Restated Coinsurance Trust Agreement and (b) with respect to the Prime-Funded Reserves Trust Account, under Section 4 of the Amended and Restated Coinsurance Trust Agreement, in each case, for so long as the Collateralized Stop Loss Reinsurance Agreement remains in effect.

Article IV

MISCELLANEOUS

Section 4.01.Entire Agreement.  This Agreement, the Master Transaction Agreement, the Transaction Cooperation Agreement and the other Ancillary Agreements, and any other documents delivered pursuant hereto or thereto (including exhibits and schedules thereto), constitute the entire agreement among the parties hereto (to the extent parties thereto) and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof and thereof.  For the avoidance of doubt, the execution and delivery of this Agreement, in and of itself, shall not amend or modify the Master Transaction Agreement, the Transaction Cooperation Agreement and the other Ancillary Agreements, and any other documents delivered pursuant hereto or thereto (including exhibits and schedules thereto) or any related valid and binding written agreement among the parties or any of their Affiliates or any of the parties’ respective rights or remedies thereunder, each which agreement remains in full force and effect on the date hereof.

Section 4.02.DAC Tax Election.

(a)Prime Re and Pecan Re agree to the election pursuant to Treasury Regulations section 1.848-2(g)(8) (such election being referred to as the “DAC Tax Election”), whereby:

(i)the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of section 848(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”);

(ii)the parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.  If requested, Prime Re will provide supporting information reasonably requested by Pecan Re.  The parties also mutually agree to exchange information otherwise required by the U.S. Internal Revenue Service. (The term “net consideration” will refer to the net consideration as defined in Treasury Regulations section 1.848-2(f)); and

(iii)this DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.

(b)Prime Re and Pecan Re will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective.  Such schedule shall identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Treasury Regulations section 1.848-2(g)(8) has been made.

(c)Each of Prime Re and Pecan Re represents and warrants that it is subject to U.S. taxation under the provisions of subchapter L of Chapter 1 of the Code.

Section 4.03.Amendments.

(a)Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each party to this Agreement.  Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.04.Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 4.05.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Section 4.06.Notices.  Any notice and other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or, if mailed, on the date shown on the receipt therefore, as follows:

if to Prime Re:

Prime Reinsurance Company, Inc.
c/o Marsh Management Services Inc.
100 Bank Street, Suite 600,
Burlington Vermont 05402

with a copy to (which shall not constitute notice):

Citigroup Inc.
Corporate Law Department
388 Greenwich Street
New York, NY 10013
Attention:General Counsel, M&A Legal
Facsimile:(212) 816-8709

and a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention:Robert J. Sullivan
Jon A. Hlafter
Facsimile:(212) 735-2000

if to Pecan Re:

Pecan Re Inc.

c/o Marsh Management Services, Inc.

P.O. Box 530

100 Bank Street, Suite 610

Burlington, VT 05402-0530

Attention:Kimberly Whitcomb

with a copy to (which shall not constitute notice):

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:John Regan

and a copy to (which shall not constitute notice):

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:Reka Koerner

and a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:Alexander R. Cochran

if to PLIC:

Primerica Life Insurance Company
1 Primerica Parkway
Duluth, Georgia 30099
Attention:General Counsel

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:David D. Luce

Any party may change the names or addresses where notice is to be given by providing notice to the other parties of such change in accordance with this Section 4.06.

Section 4.07.Consent to Jurisdiction.  The parties agrees that in the event of the failure of any party to perform its obligations under the terms of this Agreement, the party so failing to perform, at the request of another party, shall submit to the jurisdiction of any court of competent jurisdiction in any state of the United States and shall comply with all requirements necessary to give such court jurisdiction, and shall abide by the final decision of such court or of any appellate court in the event of an appeal.

Section 4.08.Assignment.  This Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  No party may assign any of its duties or obligations hereunder without the prior written consent of the other parties.  Any such assignment without such consent shall be null and void ab initio.

Section 4.09.Captions.  The captions contained in this Agreement are for reference only and are not part of the Agreement.

Section 4.10.No Waiver; Preservation of Remedies.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

Section 4.11.Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Agreement by signing such counterpart.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 4.12.Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated.  The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  References to a Person are also to its permitted successors and assigns.

Section 4.13.Third Party Beneficiary.  Nothing in this Agreement is intended to give any Person, other than the parties to this Agreement, their successors and permitted assigns, any legal or equitable right remedy or claim under or in respect of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PRIME REINSURANCE COMPANY, INC.

By:	/s/ Reza Shah
Name:	Reza Shah
Title:	Chief Executive Officer

PECAN RE INC.

By:	/s/ Brian Lo
Name:	Brian Lo
Title:	President

By:	/s/ John Gribb
Name:	John Gribb
Title:	Senior Vice President and Chief Financial Officer

PRIMERICA LIFE INSURANCE COMPANY

By:	/s/ Dan Settle
Name:	Dan Settle
Title:	Executive Vice President

[Signature Page to Assignment, Transfer and Novation Agreement]